This is a Supplement to the Prospectus dated October 6, 2004

                           Current Interest Rates for

                     Series A Secured Investor Certificates

                                   Offered by

                        American Church Mortgage Company

                            Effective October 6, 2004


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

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                     Certificate Term                                            Interest Rate %
------------------------------------------------------------ ---------------------------------------------------------
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                          8 Year                                                      5.50%
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                          9 Year                                                      5.75%
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                          10 Year                                                     6.00%
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                          11 Year                                                     6.25%
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                          12 Year                                                     6.50%
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                          13 Year                                                     6.75%
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                          14 Year                                                     7.00%
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                          15 Year                                                     7.00%
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